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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in Registration Statement File No. 333-91738, as amended by this Amendment No. 1 (the "Registration Statement") and to the incorporation by reference in the Registration Statement of our report dated February 19, 2002 included in Neuberger Berman Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and to all references to our firm included in the Registration Statement.

/s/  ARTHUR ANDERSEN LLP

New York, New York
July 22, 2002